Exhibit 5.1

May 13, 2011

América Móvil, S.A.B. de C.V.

Lago Zurich 245

Plaza Carso / Edificio Telcel

Colonia Granada Ampliación

11529 México, D.F. México

Radiomóvil Dipsa, S.A. de C.V.

Lago Zurich 245

Plaza Carso / Edificio Telcel

Colonia Granada Ampliación

11529 México, D.F. México

Ladies and Gentlemen:

We have acted as special United States counsel to América Móvil, S.A.B. de C.V., a Mexican sociedad anónima bursátil de capital variable (the “Company”) and Radiomóvil Dipsa, S.A. de C.V., a Mexican sociedad anónima de capital variable (the “Guarantor”) in connection with the Company’s and the Guarantor’s registration statement on Form F-4 (the “Registration Statement”), filed on the date hereof, with the United States Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”) in respect of (i) up to U.S.$238,814,000 aggregate principal amount of 5.750% Senior Notes due 2015 (the “Exchange Notes due 2015”) to be offered in exchange for up to U.S.$238,814,000 aggregate principal amount of the Company’s outstanding 5.750% Senior Notes due 2015 (the “Original Notes due 2015”) and (ii) up to U.S.$124,815,000 aggregate principal amount of 5.000% Senior Notes due 2020 (the “Exchange Notes due 2020” and, together with the Exchange Notes due 2015, the “Exchange Notes”) to be offered in exchange for up to U.S.$124,815,000 aggregate principal amount of the Company’s outstanding 5.000% Senior Notes due 2020 (the “Original Notes due 2020” and, together with the Original

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Radiomóvil Dipsa, S.A. de C.V., p. 2

Notes due 2015, the “Original Notes”). The Exchange Notes due 2015 will be issued under an indenture dated as of March 9, 2004 (the “2015 Base Indenture”), among the Company, the Guarantor and The Bank of New York Mellon, as successor trustee to JP Morgan Chase Bank (the “Trustee”), and the Fourth Supplemental Indenture thereto, dated as of November 3, 2004 (the “Fourth Supplemental Indenture”), among the Company, the Guarantor and the Trustee, as supplemented by an additional notes supplement among such parties dated as of March 8, 2011 (the “2015 Additional Notes Supplement” and, together with the 2015 Base Indenture and the Fourth Supplemental Indenture, the “AMX 2015 Indenture”); and the Exchange Notes due 2020 will be issued under an indenture dated as of September 30, 2009 (the “2020 Base Indenture”), among the Company, the Guarantor and the Trustee and the Third Supplemental Indenture thereto, dated as of March 30, 2010 (the “Third Supplemental Indenture”), among the Company, the Guarantor, the Trustee and The Bank of New York Mellon (Luxembourg) S.A., as supplemented by an additional notes supplement among such parties, dated as of March 8, 2011 (the “2020 Additional Notes Supplement” and, together with the 2020 Base Indenture and the Third Supplemental Indenture, the “AMX 2020 Indenture”). Pursuant to each of the AMX 2015 Indenture and the AMX 2020 Indenture, as applicable, the Guarantor will unconditionally guarantee (such guarantees, collectively, the “Guarantees”) all of the Company’s obligations under the Exchange Notes of each series.

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)    the Registration Statement;

(b)    executed copies of the 2015 Base Indenture, the Fourth Supplemental Indenture, the 2015 Additional Notes Supplement, the 2020 Base Indenture, the Third Supplemental Indenture and the 2020 Additional Notes Supplement.

(c)    the form of the Exchange Notes due 2015 and the related Guarantee included in Exhibit 4.7 to the Registration Statement; and

(d)    the form of the Exchange Notes due 2020 and the related Guarantee included in Exhibit 4.8 to the Registration Statement.

In addition, we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed and (ii) that the Exchange Notes of each series and the related Guarantees will conform to the form thereof that we have reviewed and will be duly authenticated in accordance with the terms of the AMX 2015 Indenture and the AMX 2020 Indenture, as applicable.

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Radiomóvil Dipsa, S.A. de C.V., p. 3

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that when the Exchange Notes of each series and the related Guarantees, in the forms included in Exhibit 4.7 and Exhibit 4.8 to the Registration Statement, have been duly executed by the Company and the Guarantor and authenticated by the Trustee in accordance with the AMX 2015 Indenture or the AMX 2020 Indenture, as applicable, and have been duly issued and delivered by the Company and the Guarantor in exchange for an equal principal amount of Original Notes of the corresponding series, (a) the Exchange Notes of each series will be the valid, binding and enforceable obligations of the Company, entitled to the benefits of the AMX 2015 Indenture or the AMX 2020 Indenture, as applicable, and (b) the Guarantees related to the Exchange Notes of each series will be the valid, binding and enforceable obligations of the Guarantor, entitled to the benefits of the AMX 2015 Indenture or the AMX 2020 Indenture, as applicable.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company or the Guarantor, (a) we have assumed that the Company, the Guarantor and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Company or the Guarantor regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable to general business entities with respect to such agreement or obligation), (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (c) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

We express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to the Exchange Notes where jurisdiction based on diversity of citizenship under 28 U.S.C. § 1332 does not exist.

In addition, we note (i) that the enforceability in the United States of the waiver of immunities set forth in Section 115 of each of the 2015 Base Indenture and the 2020 Base Indenture, Section 301 of the Third Supplemental Indenture and Section 9 of each of the 2015 Additional Notes Supplement and the 2020 Additional Notes Supplement is subject to the limitations imposed by the United States Foreign Sovereign Immunities Act of 1976 and (ii) that the designation in Section 115 of each of the 2015 Base Indenture and the 2020 Base Indenture, Section 301 of the Third Supplemental Indenture and Section 9 of each of the 2015 Additional Notes Supplement and the 2020 Additional Notes Supplement of the U.S. federal courts sitting in the Borough of Manhattan, The City of New York as the venue for actions or proceedings relating to the 2015 Base Indenture, the 2020 Base Indenture, the Exchange Notes, the Third Supplemental Indenture, the 2015 Additional Notes Supplement and the 2020 Additional Notes Supplement is (notwithstanding the waiver in or pursuant to Section 115 of each of the 2015 Base Indenture and the 2020 Base Indenture, Section 301 of the Third Supplemental Indenture and Section 9 of each of the 2015 Additional Notes Supplement and the 2020 Additional Notes Supplement) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. §

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Radiomóvil Dipsa, S.A. de C.V., p. 4

1404(a) or to dismiss such actions or proceedings on the grounds that such federal court is an inconvenient forum for such actions or proceedings.

We express no opinion as to the enforceability of Section 1010 of each of the 2015 Base Indenture and the 2020 Base Indenture relating to currency indemnity.

In addition, we note that the waiver of defenses relating to the Guarantees in Section 1101 of each of the 2015 Base Indenture and the 2020 Base Indenture may be ineffective to the extent that any such defense involves a matter of public policy in New York.

The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm in the Registration Statement and the related prospectus under the captions “Taxation” and “Validity of the Exchange Notes.” In giving this consent, we do not admit that we are experts with respect to any part of the Registration Statement, including this Exhibit, within the meaning of the term “expert” as used in the Act or the rules and regulations of the Commission issued thereunder. The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:	/s/ Nicolas Grabar
Nicolas Grabar, a Partner